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                                                                 EXHIBIT 10.3


                                   REPLACEMENT
                                 PROMISSORY NOTE

$30,000.00                                                As of November 7, 1995
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, 800 TRAVEL SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Maker"), promises to pay to the order of S. TRAVEL, INC., a Delaware corporation (together with any subsequent holder(s) hereof, being hereinafter referred to collectively as "Holder"), pursuant to the terms hereinafter set forth, at 3018 U.S. Highway 301, North Tampa, Florida 33619, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of THIRTY THOUSAND AND 00/100 DOLLARS ($30,000.00), together with interest thereon at the rate hereinafter set forth, in lawful money of the United States of America.

     Interest on the amount from time to time outstanding hereunder shall accrue at a fixed per annum rate of interest equal to ten percent (10%). Interest shall be computed on the daily outstanding principal balance hereunder on a 365-day year simple interest basis.

     The indebtedness evidenced hereby shall be due and payable on November 7, 1998.

     The happening of any of the following events or conditions, whether voluntarily or involuntarily, shall constitute an "Event of Default" under this
Note:

     (a) Maker shall fail to pay, when due, and within ten (10) days after written thereof from Holder to Maker, any payment of principal or interest hereunder;

     (b) Maker shall cease to operate as a going concern, shall liquidate or initiate dissolution proceedings; or

     (c) Appointment of a receiver for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against, Maker.

     Upon and after the occurrence of an Event of Default, Maker shall have the right at any time to declare all or any portion of the amounts due hereunder to be due and payable immediately, without presentment, demand, protest, notice of protest, or other

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notice of  dishonor  of any kind,  all of which are hereby  expressly  waived by
Holder.

     After the occurrence of an Event of Default, the outstanding principal balance hereof shall bear interest at the rate of fifteen (15%) percent per annum until paid in full.

     Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney-at-law, Maker agrees to pay all costs of collection including, but not limited to reasonable attorney's fees actually incurred by Holder.

     No failure to demand payment of the debt evidenced hereby for any reason whatsoever, no acceptance of any partial payment, nor any indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right to demand payment or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such demand for payment or any other right granted hereunder or by the laws of the State of Delaware; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Delaware.

     If from any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligations shall be fulfilled to the limit of such validity.


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     As used herein,  the terms "Maker" and "Holder"  shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a Maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms, or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

     This Note replaces Maker's obligation of pay on November 7, 1998 principal of $30,000 and interest thereon under that certain Promissory Note dated November 7, 1995 in the original principal amount of $90,000.00 executed by Maker and delivered to Holder.

     IN WITNESS WHEREOF, Maker has executed this Note under seal as of the date first above written.

                                              800 TRAVEL SYSTEMS, INC.


                                              By:__________________________
                                              Title:_______________________


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